UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	September 14 , 2006

Impac Mortgage Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-14100	33-0675505
(Commission File Number)	(IRS Employer Identification No.)
1401 Dove Street, Newport Beach, California	92660
(Address of Principal Executive Offices)	(Zip Code)

(949) 475-3600

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01            Other Events

Impac Mortgage Holdings, Inc. (the “Company”), under its current Common Stock Repurchase Plan, which was originally approved by the Company’s Board of Directors in October 2005, has recently commenced the repurchase of its common stock. The Company is authorized by its Board of Directors to repurchase up to 5 million shares of its common stock. Future stock repurchases may be made on the open market or through block trades in accordance with applicable laws. The number of shares to be purchased and the timing of the purchases will be based upon the level of the Company’s cash balances, general business conditions and other factors including alternative investment opportunities. The Company reserves the right to terminate, reduce or increase the size of the stock repurchase program at any time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPAC MORTGAGE HOLDINGS, INC.
Date: September 15, 2006
	By:	/s/ Gretchen D. Verdugo
	Name:	Gretchen D. Verdugo
	Title:	Executive Vice President and Chief Financial Officer